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                                                                    EXHIBIT 99.1
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FOR IMMEDIATE RELEASE



CONTACT FOR RPS:          JOEL PASHCOW
                          RPS REALTY TRUST
                          (212) 702-8566

CONTACT FOR RAMCO:        DENNIS GERSHENSON
                          RAMCO-GERSHENSON, INC.
                          (810) 350-9900


                  RPS REALTY TRUST AND RAMCO-GERSHENSON, INC.
                            REACH AMENDED AGREEMENT


                 NEW YORK, NEW YORK, AND SOUTHFIELD, MICHIGAN, JANUARY 2, 1996 -- RPS REALTY TRUST (NYSE: RPS) AND RAMCO-GERSHENSON, INC. JOINTLY ANNOUNCED TODAY THAT THEY HAVE ENTERED INTO AN AMENDED DEFINITIVE AGREEMENT RELATING TO THE PREVIOUSLY ANNOUNCED RPS ACQUISITION OF RAMCO AND SUBSTANTIALLY ALL OF ITS REAL ESTATE ASSETS. THE PROPOSED TRANSACTION WITH RAMCO, WHICH IS CURRENTLY ANTICIPATED TO CLOSE IN THE FIRST QUARTER OF 1996, IS SUBJECT TO A NUMBER OF CONDITIONS. THESE INCLUDE RPS SHAREHOLDER APPROVAL AND THE REFINANCING OF CERTAIN RAMCO PROPERTY DEBT ON SPECIFIED TERMS AND THE RECEIPT OF CERTAIN RAMCO GROUP CONSENTS.